TECHNICAL SERVICES AGREEMENT

      THIS TECHNICAL SERVICES AGREEMENT (the "Agreement") is entered into as of this 1st day of December, 2004 ("Commencement Date"), between Skyport Services, Inc. ("Skyport" or Service Provider), an Arkansas corporation, and The Tube Music Network, Inc. ("The TUBE" or "Client"), a Florida, with its principal offices at 3200 West Oakland Park Blvd, Lauderdale Lakes, Florida 33311.

      WHEREAS, SERVICE PROVIDER is engaged in the provision of television post-production, origination, compression, authorization, master control, accounting, traffic, billing, transmission services and other broadcast services at its Network Operations Center facility, as defined below;

      WHEREAS, CLIENT and SERVICE PROVIDER acknowledge that this agreement is subject to the Full-Time Transponder Capacity Agreement dated February 28, 2003 and the First Amendment to Full-Time Transponder Capacity Agreement dated August 12, 2003, by and between Equity Broadcasting Corporation and PanAmSat Corporation ("PanAmSat Agreement"); and

      WHEREAS, CLIENT operates a television programming service delivering Client's program channel(s) (the "Channel" or the "Channels"), and CLIENT desires to engage SERVICE PROVIDER for the provision of the services specified in Section 1 (the "Services").

      NOW, THEREFORE, in consideration of the mutual terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

            1. SERVICES AND FACILITIES PROVIDED BY SERVICE PROVIDER. During the Initial Service Term (as defined below) and any renewal thereof, SERVICE PROVIDER will render to CLIENT the services (the "Services") as described in Exhibits A though J attached to this Agreement and incorporated by this reference. The Exhibits are:

                  EXHIBIT A - ORIGINATION SERVICES
                  EXHIBIT B - TRANSMISSION and COMPRESSION SERVICES EXHIBIT C - POST-PRODUCTION SERVICES
                  EXHIBIT D - SATELLITE RECEPTION AUTHORIZATION SERVICES EXHIBIT E - OTHER SERVICES
                  EXHIBIT F - REPORTING SERVICE PROBLEMS
                  EXHIBIT G - SERVICE FEES
                  EXHIBIT H - WIRING INSTRUCTIONS
                  EXHIBIT I - INSURANCE
                  EXHIBIT J - COVERAGE MAP


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      The Services shall be provided by SERVICE PROVIDER at the Network and
Production Operations Center (the "NOC"), currently located at #1 Shackleford Drive, suite 400, Little Rock, Arkansas 72211, but which is subject to change at the sole discretion of SERVICE PROVIDER.

      2. SERVICE TERM. This Agreement shall be effective from the Commencement Date and shall continue until November 30, 2005, as defined elsewhere herein (the "Initial Service Term"). Thereafter, this Agreement shall automatically renew for successive twelve-month periods unless either party gives prior written notice to the other of its intent to cancel at least six (6) months prior to the last day of the Initial Service Term or any renewal thereof.

      3. EQUIPMENT. Except as otherwise specifically designated in the Exhibits attached hereto, all equipment located at the NOC which is used to provide the Services is and shall remain the property and under the complete control of SERVICE PROVIDER.

      4. SERVICE PROBLEMS AND INTERRUPTIONS.

            4.1 Reporting. CLIENT shall report all Service problems, outages and Service degradations to SERVICE PROVIDER as soon as is reasonably practicable, except for those occasional temporary interruptions that are expected and common with the provision of the Services described herein . SERVICE PROVIDER will log the time of Client's report, verify the problem, notify CLIENT in writing of the corrective action needed to be taken, and upon written approval from CLIENT will take the corrective action as soon as is reasonably practicable.

            4.2 Service Interruption Credits. Provided that this Agreement has not been terminated pursuant to Paragraph 11, and CLIENT is not in default, SERVICE PROVIDER's credits to CLIENT for Service Interruptions, if applicable, shall be computed as set out in Exhibit G.

            4.3 Exceptions. Notwithstanding any provision to the contrary in this Agreement and except as provided in Exhibit G, and provided that SERVICE PROVIDER maintains any agreed upon backup or redundant facilities, SERVICE PROVIDER shall not be responsible for and shall not be in default of this Agreement as a result of, nor shall it be held liable for any damages, claims, losses, or costs and expenses on account of, any Service Interruption or any failure to provide other Services and facilities hereunder, if such interruption or failure occurs due to any of the following: (i) damage to any equipment or interruptions in the Services caused by electrical storms, fire, weather, flood, natural disaster, national emergency or war, sabotage, riots, governmental authority, acts of God, willful or criminal misconduct of third parties, or forces outside the control of SERVICE PROVIDER; (ii) interference from other communications systems, whether licensed or not, that use the same frequency bands as the Services herein; except SERVICE PROVIDER shall use reasonable efforts to take corrective actions against such interference; (iii) any interruption or out-of-specification performance of any associated satellite transponders; (iv) conditions, which are beyond the control of SERVICE PROVIDER, that threaten the safety of operations and maintenance personnel; (v) occasional interruptions due to heavy storms or the passing of the sun within the beamwidth of any associated receive antenna system(s) during the spring and fall equinox periods; (vi) degradation or interruptions of protection systems and degradation or interruption of signals due to protection switching; (vii) outage, interruption or degradation due to atmospheric attenuation of signals; (viii) such planned interruptions for testing or maintenance as may be agreed to in advance between CLIENT and SERVICE PROVIDER; (ix) any changes to the SERVICES requested in writing by CLIENT and agreed upon by SERVICE PROVIDER (x) any failure of CLIENT to fulfill a material obligation hereunder where the failure of CLIENT to perform such material obligation causes a service interruption;
(xi) software failures; and/or (xii) compliance by SERVICE PROVIDER with action by any court, agency, legislature or other governmental authority of competent jurisdiction that makes it unlawful for SERVICE PROVIDER to provide the Services or any part thereof in accordance with this Agreement, provided that SERVICE PROVIDER has provided written notice to CLIENT of any such action as promptly as practicable.


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      5. MONTHLY SERVICE FEES, SECURITY DEPOSIT.

            5.1 Monthly Service Fees. From and after the Commencement Date and during the term of this Agreement, Client agrees to pay the Monthly Service Fees as set forth in Exhibit G ("Monthly Service Fees"). On or before the execution of this Agreement, Client shall pay Service Provider (i) the Monthly Service Fee for the first full month of service; (ii) the one time charges set forth in Exhibit G, (iii) the Monthly Service Fee for one additional month, which shall be held by Service provider and applied towards the Monthly Service Fee due for the last month of the term. Service Provider shall submit to Client an invoice for any additional Services or expenses provided, or to be provided, as the case may be, by Service Provider during each month of the Term (the "Monthly Service Fees"), which invoices shall include and itemize all applicable Taxes (as defined in Section 7herein) if any. If Client's Monthly Service Fees are late for two consecutive months, Service Provider has the right to require Client to pay to Service Provider the Monthly Service Fee for one additional month and if Service Provider so requires, Client shall pay such deposit. Payment shall be via wire transfer by the first business day of each month. Wiring instructions are attached as Exhibit H. All payments due from Client and not received by Service Provider within five days of the due date shall be subject to a delinquency charge at the rate of one and a half percent (1 1/2 %) per month, or the highest rate permitted by law on such overdue amount from the due date until it is actually received by Service Provider and Service Provider may immediately terminate or shut-down the services provided to Client. The Monthly Service Fees shall increase at a rate of 3% per year.

            5.2 Security Deposit. No later than ten (10) days prior to the Commencement Date, CLIENT shall pay to SERVICE PROVIDER the amount specified in Exhibit G as a "security deposit" to be held by SERVICE PROVIDER without interest as security for the performance by CLIENT of its obligations under this or any other agreements it has with SERVICE PROVIDER. Should CLIENT fail to make any payment or other performance required by this or any other agreement it has with SERVICE PROVIDER, SERVICE PROVIDER may, in its sole discretion, and in addition to other remedies provided herein or available at law, apply any or all of the security deposit to such arrearage.


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

      6. COMPLIANCE WITH APPLICABLE LAWS.

            6.1 SERVICE PROVIDER's Obligations. SERVICE PROVIDER shall prepare, apply for and maintain all governmental permits, licenses and authorizations necessary to perform the Services.

            6.2 Applicable Laws. This Agreement is subject to all applicable federal, state and local laws and regulations and orders of governmental agencies, as in effect from time to time, including but not limited to, the Communications Act of 1934 and the rules and regulations of the FCC or any other applicable governing body. Either party may terminate this Agreement without further liability if ordered to do so by the final order of a court or other governmental agency or if such order or ruling would make it impossible for either such party to carry out its obligations under this Agreement.

            6.3 Satellite Services. The Parties acknowledge that the Services to be provided hereunder will be providing using satellites and transponder space leased by Service Provider from a Satellite Company. The Services shall be provided in accordance with the operation guidelines and specifications of the Satellite Company, as amended by the Satellite Company from time to time. Both Parties shall comply with such guidelines and specifications as necessary to facilitate provision and use of the Services.

      7. TAXES. CLIENT acknowledges and understands that the Monthly Service Fee is computed exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes) whether charged to or against SERVICE PROVIDER or CLIENT for the Service provided to CLIENT ("Taxes"). These Taxes may include CLIENT's pro rata share of any "Universal Service Fund" contribution requirement or other charge required by the Communications Act of 1934, as amended, which arises from CLIENT's use of satellite transponder or other telecommunications services provided hereunder, to the extent applicable. All such Taxes shall be paid by CLIENT in addition to all other charges provided for herein.

      8. LIMITATION OF LIABILITY.

            8.1 SERVICE PROVIDER's Liability. Excepting only liability for SERVICE PROVIDER's reckless or willful misconduct, SERVICE PROVIDER's liability arising out of its provision of Services hereunder, including but not limited to liabilities arising out of SERVICE PROVIDER's negligence, mistakes and omissions, interruptions, delays, errors, or other defects in the Services or breach of contract or arising out of the failure to furnish Services, whether caused by acts of commission or omission, shall be limited to the Service Interruption Credits described in Paragraph 4.2 and Exhibit G or CLIENT's right to terminate as set forth in Paragraph 11.3 with respect to any Service Interruptions or to obtain a pro rata reduction in fees for other Services not provided. Such Service Interruption Credits or pro rata reduction of other Service fees and CLIENT' right of termination as set forth in Paragraph 11.3 shall be the sole remedies of CLIENT, including any end user of CLIENT, and the sole liability of SERVICE PROVIDER hereunder. SERVICE PROVIDER's liability for damages or losses of any kind arising out of its furnishing Services shall in no event exceed an amount equal to its fixed monthly or other charge allocable to the faulty or defective Service as set forth and computed in this Agreement. In no event shall SERVICE PROVIDER be liable for punitive or consequential damages.


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

            8.2 CLIENT's Liability. Excepting only liability for Client's reckless or willful misconduct and content obligations as set forth in Section 9 of this agreement, Client's liability arising out of its negligence, mistakes and omissions, or breach of contract, whether caused by acts of commission or omission, shall be limited to the Monthly Service fees hereunder payable for the Term or SERVICE PROVIDER's right to terminate as set forth elsewhere this agreement. Such allowances for interruption and SERVICE PROVIDER's right of termination shall be the sole remedies of SERVICE PROVIDER, and the sole liability of CLIENT hereunder.

      9. CLIENT CONTENT OBLIGATIONS. CLIENT shall be solely responsible and liable for all content transmitted by SERVICE PROVIDER as part of the Services, including compliance with all rules and regulations of the FCC. CLIENT also agrees that the SERVICE PROVIDER is providing the Services only for lawful purposes. Transmission, distribution or storage of any material in violation of any applicable law or regulation is prohibited. SERVICE PROVIDER may, at its sole discretion, choose not to transmit, distribute or store any material that SERVICE PROVIDER deems to be inappropriate or in violation of any applicable law or regulation. SERVICE PROVDER, at its sole discretion, may deem material inappropriate. That includes, without limitation, material protected by copyright, trademark, trade secret or other intellectual property used without proper authorization; material that is obscene, defamatory, or constitutes an illegal threat or harassment, fraudulent or other material amounting to illegal misrepresentation; fraudulent or other illegal use of private material; or material that violates export control laws. Further, to the extent to which SERVICE PROVIDER is not otherwise obligated hereunder as part of the Services, CLIENT shall make all arrangements with other common carriers, stations, networks, sponsors, music licensing organizations, performers, representatives or other parties for the authorizations necessary to avail itself of the Services. Client shall maintain in full force and effect through the term of this agreement adequate property damage, liability, broadcaster's and other insurance with respect to all assets, equipment, programming and content and providing coverage against such risks in at least the amounts provided for by the insurance policies currently maintained by the SERVICE PROVIDER and as attached as EXHIBIT I.


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

      10. CONFIDENTIALITY. Each party to this Agreement agrees that all terms and conditions of this Agreement and all confidential information furnished by either party shall be used only in performance of this Agreement, treated as confidential and not disclosed to anyone other than those who have a need to use such confidential and proprietary information for the purposes of this Agreement. The foregoing restrictions and obligations shall not apply with respect to any information which: (i) is or becomes generally available to the public through any means other than a breach by the receiving party of its obligation under this Agreement; (ii) was in the possession of the receiving party without obligation of confidentiality prior to receipt under this Agreement; (iii) is disclosed to the receiving party without an obligation of confidentiality by a third party who has the right to make such disclosure; (iv) is developed independently by or on behalf of the receiving party without use of or benefit from the confidential or proprietary information; or (v) is required to be disclosed by a court or governmental agency of competent jurisdiction, provided that the party whose information is to be disclosed is given immediate notice of such requirement and an opportunity to contest to the extent permitted by the court or governmental agency. Except for any announcement intended solely for the internal distribution of SERVICE PROVIDER and CLIENT, or any disclosure required by legal, accounting, or regulatory requirements, all media releases (including, but not limited to, promotional or marketing material) by CLIENT shall be approved in writing by the other party prior to the release thereof. Such approval may be withheld at SERVICE PROVIDER's sole option. CLIENT may not state, without prior approval from SERVICE PROVIDER, which may be withheld solely at SERVICE PROVIDER's option, in their promotional and advertising material that origination, compression, and encryption services are provided to CLIENT by SERVICE PROVIDER.

      11. TERMINATION. This Agreement may be terminated prior to the end of the Initial Service Term or any renewal thereof as provided in this Section 11 and the rights and remedies of the Parties upon such termination shall be as set forth in this Section.

            11.1 Termination for Cause. Either party (the "Non-Defaulting Party") may terminate this Agreement upon a material breach of this Agreement, excepting payment of the Monthly Services Fees, by the other party (the "Defaulting Party") if such material breach is not cured by the Defaulting Party within thirty (30) days of its receipt of written notice regarding such breach from the Non-Defaulting Party. In the event the Monthly Service Fees are not paid as set forth in Paragraph 5, SERVICE PROVIDER may immediately terminate this agreement for cause and terminate all services provided pursuant to this Agreement. Remedies available to the CLIENT or SERVICE PROVIDER in the event of termination pursuant to this Paragraph 11.1 are limited to the remedies set forth in Paragraph 8 of this Agreement.

            11.2 Bankruptcy/Insolvency. Either party may terminate this Agreement if the other party files (or is the debtor in such a filing by a third party) any proceeding in bankruptcy, receivership, or insolvency, and such petition is not discharged within sixty (60) days, or makes an assignment for the benefit of its creditors, or allows any substantial attachment or execution to be levied upon its property, within sixty (60) days after the Non-Defaulting Party acquires knowledge of such event and upon ten (10) days' prior written notice of intent to terminate to the filing party.


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

            11.3 Early Termination. CLIENT may terminate this Agreement by providing SERVICE PROVIDER a minimum of three (3) months' prior written notice of such intended termination, accompanied by payment of seventy-five percent (75%) of the total Monthly Service Fees due for the remainder of the Initial Service Term or renewal period.

            11.4 Termination by SERVICE PROVIDER. SERVICE PROVIDER may terminate this agreement immediately upon written notice to CLIENT in the event that: (1) Service Provider is no longer able to provide the services specified in this Agreement; (2) the PanAmSat Agreement is terminated; (3) Client is airing content that would violate any local, state or federal rules, regulations or laws; or (4) Service Provider is no longer providing satellite time to third parties.

         12. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, serviced, or sent by one Party to the other Party pursuant to this Agreement (except as otherwise specifically provided in this Agreement) shall be in writing and shall be delivered personally, by overnight messenger, by facsimile transmission or mailed by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

If to CLIENT:              The Tube Music Network, Inc.
                           3200 West Oakland Park Blvd
                           Lauderdale Lakes, Fl 33311
                           John W. Poling
                           (954) 714-8500 (Facsimile)

With a copy to:            Blank Rome, LLP
                           1200 North Federal Highway
                           Boca Raton, FL 33311
                           Bruce C. Rosetto, Esq.
                           (561) 417-8186 (Facsimile)

If to SERVICE PROVIDER:    Skyport Services, Inc.
                           #1 Shackelford Drive, #400
                           Little Rock, AR  72211
                           Attn: Larry Morton
                           (501) 221-1101 (Facsimile)

With copies to:            Skyport Services, Inc.
                           #1 Shackelford Drive, #400
                           Little Rock, AR  72211
                           Attn: Lori Withrow
                           (501) 221-1101 (Facsimile)


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      Either party may designate by notice in writing a new address or addressee to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered personally, by overnight messenger, sent by facsimile transmission, or mailed by first-class certified mail, return receipt requested, postage prepaid, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee named above as to each party, with the signed messenger receipt, return receipt, or the delivery receipt being deemed conclusive evidence of such delivery, or at such other time, if any, as delivery is refused by the addressee upon presentation.

      13. GENERAL.

            13.1 Entire Agreement. This Agreement, together with Exhibits A through G, constitutes the entire understanding of the parties hereto and supersedes all prior agreements, whether oral or written, relating to the subject matters specifically expressed herein. This Agreement cannot be modified or changed except as agreed in writing by both parties hereto.

            13.2 Relationship. It is expressly understood that the parties to this Agreement intend to establish the relationship of independent contractors, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between themselves or their respective successors in interest.

            13.3 Waiver. Except as otherwise set forth herein, no delay or failure of SERVICE PROVIDER or CLIENT to insist on performance of any of the terms or conditions herein or to exercise any right or privilege, or either party's waiver of any breach hereunder, shall be construed to be a waiver thereof or a waiver of any other terms, conditions or privileges, whether of the same or similar type.

            13.4 Assignment. This Agreement, or any part thereof, may not be assigned by either party without the written consent of the other; provided, however, that such consent shall not be unreasonably withheld. This Agreement may also be assigned by SERVICE PROVIDER to any subsidiary or affiliate or to any successor in interest of SERVICE PROVIDER. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, successors, and permitted assigns.

            13.5 No Warranty. CLIENT hereby agrees that SERVICE PROVIDER makes no warranties of any kind, express or implied, including any warranty or merchantability or fitness for purpose, and CLIENT hereby waives, releases, and renounces all other rights, claims and remedies against SERVICE PROVIDER, including without limitation those with respect to loss of use or other secondary or consequential damages, however occasioned, and whether or not growing out of or based upon Service Provider's negligence, actual or imputed.


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            13.6 Interpretation. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purpose of convenience only and are not part of the Agreement.

            13.7 Governing Law. This Agreement shall be governed and interpreted by the laws of the State of Arkansas, without regard to conflict of law rules. The parties agree that all litigation relating to this Agreement shall be brought in the state or federal courts of appropriate subject matter jurisdiction in Pulaski County Arkansas and each party hereby submits itself to the exclusive in personam jurisdiction of such courts for purposes of any such litigation.

            13.8 Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Facsimile signatures shall have the same legal effect as original signatures and this Agreement shall be binding upon facsimile transmissions of the Agreement executed by each party.

            13.9 Representations and Warranties. Each party represents and warrants to the other that (i) it is an entity duly organized and validly existing under the laws of its state of organization, (ii) it has the power and authority to enter into this Agreement and to perform fully all of its obligations under this Agreement; (iii) it is under no contractual or other legal obligation that might interfere in any way with its prompt and complete performance under this Agreement; and (iv) the person executing this Agreement on its behalf has been duly authorized to do so and such execution is binding upon it.

      14. INDEMNIFICATION.

            14.1 SERVICE PROVIDER shall indemnify, defend and hold Client, its members, affiliates, subsidiaries, and their respective successors, officers, directors, employees, agents and customers (the "Client Indemnified Parties"), harmless from and against any and all third party claims, demands, proceedings, suits and actions, including any related liabilities, obligations, losses, damages, penalties, fines, judgments, settlements, expenses (including attorneys' and accountants' fees and disbursements) and costs (collectively, "Claims against Client"), incurred by, borne by or asserted against any of the Client Indemnified Parties to the extent such Claims against Client in any way relate to, arise out of or result from: (i) any intentional or willful conduct or negligence of any employee, agent or subcontractor of SERVICE PROVIDER (who is not also employed or an agent or subcontractor of Client); (ii) SERVICE PROVIDER's or SERVICE PROVIDER's representatives' infringement of a third party's rights; (iii) any breach of any representation or warranty made by SERVICE PROVIDER in this Agreement; (iv) any breach or default in the performance by SERVICE PROVIDER of any of the covenants to be performed by SERVICE PROVIDER under this Agreement; (v) any acts or omissions of SERVICE PROVIDER in violation of applicable federal, state or local laws or (vi) any actual or alleged infringement or misappropriation of any patent, copyright, trademark, trade name, trade secret or other proprietary or intellectual property right by any Service provided pursuant to this Agreement.


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

            14.2 Client shall similarly indemnify, defend and hold SERVICE PROVIDER, its members, affiliates, subsidiaries, and their respective successors, officers, directors, employees, agents and customers (the "SERVICE PROVIDER Indemnified Parties"), harmless from and against any and all third party claims, demands, proceedings, suits and actions, including any related liabilities, obligations, losses, damages, penalties, fines, judgments, settlements, expenses (including attorneys' and accountants' fees and disbursements) and costs (collectively, "Claims against SERVICE PROVIDER"), incurred by, borne by or asserted against any of the SERVICE PROVIDER Indemnified Parties to the extent such Claims against SERVICE PROVIDER in any way relate to, arise out of or result from: (i) any intentional or willful conduct or negligence of any employee, agent or subcontractor of Client (who is not also employed or an agent or subcontractor of SERVICE PROVIDER); (ii) Client or Client's representatives' infringement of a third party's rights; (iii) any breach of any representation or warranty made by Client in this Agreement; (iv) any breach or default in the performance by Client of any of the covenants to be performed by Client under this Agreement; (v) any acts or omissions of Client in violation of applicable federal, state or local laws; (vi) any actual or alleged infringement or misappropriation of any patent, copyright, trademark, trade name, trade secret or other proprietary or intellectual property right by any programming delivered pursuant to this Agreement or (vii) any other Claim against SERVICE PROVIDER based on the content of such programming or other material supplied by Client.

      15. CROSS INDEMNIFICATION. In the event any act or omission of a party or its employees, servants, agents, or representatives causes or results in (i) damage to or destruction of tangible property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend, and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses, resulting there from. The indemnifying party shall pay or reimburse the other party promptly for all such damage, destruction, death, or injury.


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

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


By:    ___________________________             By:___________________________

Name:  ___________________________             Name:  John W. Poling

Title: ___________________________             Title: Chief Financial Officer


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                                    EXHIBIT A

                              ORIGINATION SERVICES

      1. SERVICE PROVIDER shall originate a full-time (7 x 24) programming stream. The stream shall originate from the NOC. The stream shall originate from any of, but is not limited to, the following:

            a.    Video Tape Recorders ("VTR");

            b. Video Server material previously ingested from VTRs or video files;

            c.    Time Delay Video Server from a different primary channel

            d.    Live feed directly from remote site routed through the NOC.

      2. At an additional cost, SERVICE PROVIDER may provide additional equipment to facilitate the closed captioning from data files, insertion of an ID "Bug", and/or cue triggers, collectively referred to as "ancillary data", on the channel. In addition, any channel with closed-captioned data contained within the Vertical Blanking Interval ("VBI"), as defined in EIA 608, shall be passed without deletion.

      3. SERVICE PROVIDER shall provide experienced personnel to maintain a high quality on-air look including: a) engineering management personnel to design, construct, and assure overall technical quality and to maintain equipment within its performance parameters; b) operation management to supervise operations personnel and equipment operation; and c) a designated management-level person as a contact acceptable to CLIENT who will address all business and contractual issues including the on-air look to ensure that CLIENT' reasonable expectation for network operations are being met. Discrepancy summaries shall be provided in writing to CLIENT on a weekly basis by SERVICE PROVIDER in SERVICE PROVIDER's standard format, provided that this format has been reviewed by and is acceptable to CLIENT. SERVICE PROVIDER shall use an equipment configuration in the provision of Origination Services to CLIENT substantially as follows: a) associated synchronization equipment conforming to broadcast standards, including sync generators, signal generators, and time base correctors; b) associated audio/video distribution and routing equipment, racks, consoles and test equipment; c) a comprehensive monitoring system to view outgoing and return signals and to monitor the signal at various points throughout the transmission path; d) sufficient uninterrupted (UPS) and back-up generator power and HVAC for all technical and equipment areas; and e) equipment providing output signals, per channel, audio and video, for delivery to the CLIENT transmission facility in accordance with the Exhibits. All origination equipment shall meet manufacturers' specifications in effect at the time of purchase. Unless specific quantities, brand types or models of equipment are specified above, SERVICE PROVIDER shall have the right to use such equipment as SERVICE PROVIDER deems appropriate to perform the services.


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

      4. CLIENT, at CLIENT' expense, shall provide: (i) a daily broadcast schedule or program grid to SERVICE PROVIDER's Broadcast Support department. In addition, CLIENT shall provide tape elements and other appropriate materials to the SERVICE PROVIDER master control staff at least twenty-four (24) hours prior to scheduled broadcast time, except for live feeds; (ii) all communications links, as required, between CLIENT offices and playback location. CLIENT personnel shall verify the daily log, tape delivery, program integrity and discrepancies with SERVICE PROVIDER personnel. Source material and commercial spots for primary and back-up programming, promotional, and interstitial material supplied to SERVICE PROVIDER by CLIENT shall be on an approved VCR format, server-based files, or Electronic Transfer (FTP) to SERVICE PROVIDER at the sole expense of CLIENT, and shall be manufactured in accordance with accepted broadcast standards. All tape stock shall be supplied by and shall remain the property of CLIENT. CLIENT acknowledges that it is directly responsible for arranging for and paying the costs of the following: (i) costs for shipping of its tape material to and from the origination facility; (ii) the delivery of any satellite turnaround programming to the origination facility; and (iii) any third party-provided fiber optic, transponder or microwave transport other than required for uplinking of CLIENT's services. CLIENT shall obtain and provide SERVICE PROVIDER with all authorizations of any signal security device employed by CLIENT' program suppliers, necessary for SERVICE PROVIDER to receive program material from CLIENT' program suppliers.

                                    EXHIBIT B

                       TRANSPORT and COMPRESSION SERVICES

Notwithstanding anything in this agreement to the contrary, the technical specifications are subject to change at the option of SERVICE PROVIDER.

      1. SERVICE PROVIDER will encode, compress, encrypt, and transport the CLIENT channel, on its existing platform, utilizing C-Band or Ku-Band transport. (Transponder and channel assignment shall be made available at least two weeks before launch date. Terms and conditions of satellite carriage shall be in compliance with the agreement between SERVICE PROVIDER and PanAmSat.

      2. Transport and Compression Services shall be provided for the CLIENT' Channel, on a 24 hour per day basis, in a digital compressed mode using a Scientific Atlanta PowerVu Plus Digital Compression/Encryption Encoder System (or equivalent) as part of the compression chain, which is subject to change at SERVICE PROVIDER'S discretion. SERVICE PROVIDER shall not be responsible for any failure of the Services to comply with the technical specifications of this Exhibit B, to the extent that such failure is caused by the failure of the transport or transponder(s).

      3. SERVICE PROVIDER shall conduct appropriate testing prior to the initiation of specific Services in order to ensure that the facilities provided by SERVICE PROVIDER or a SERVICE PROVIDER third party provider, meet the following technical specifications: (i) each channel composed of video exciter or upconverter and HPA in a fully automatic 1:N switching configuration; and
(ii) sufficient uninterrupted (UPS) and back-up generator power and HVAC for all technical and equipment.

            a. The design and maintenance goal for compressed services, if any, shall be video and audio performance as specified by the compression system manufacturer. Industry standards for compressed video services are not available and manufacturer specifications shall be used until appropriate standards have been accepted.

            b. The microwave and/or fiber optics facility used to transport the Channel from the origination facility to the transmission or uplink facility, if any, shall be protected.

            c. The encoders comprising the compression system shall transport both MPEG audio and AC-3 audio as available from Scientific-Atlanta.

      4. SERVICE PROVIDER, at its sole option may transfer the Services provided to CLIENT to a different satellite transport service.

      5. Obligations of CLIENT and SERVICE PROVIDER with respect to satellite transponders. SERVICE PROVIDER shall obtain the rights to use the transponder(s) to which the Channel shall be transported by SERVICE PROVIDER and shall obtain all technical information necessary to enable SERVICE PROVIDER to provide the Services to such transponder(s). CLIENT and SERVICE PROVIDER shall each remain in compliance with all terms and conditions contained in this Exhibit B, as they relate to CLIENT' and/or SERVICE PROVIDER's specific obligations.

                                    EXHIBIT C

                            POST PRODUCTION SERVICES

                               (none contemplated)

                                    EXHIBIT D
                   SATELLITE RECEPTION AUTHORIZATION SERVICES

                 (To be provided by an independent third party)

                                    EXHIBIT E
                                 OTHER SERVICES

                               (none contemplated)

                                    EXHIBIT F
                           REPORTING SERVICE PROBLEMS

CLIENT may report routine service problems, outages and degraded services to SERVICE PROVIDER operators, available on a 24-hour basis at the Network Operations Center and shall specify the date and time of the service problem, outage and/or degraded service, the number and type of receive systems affected, the specific nature of the problem experienced, and the extent and severity of the service problem, outage, and or degraded service. For normal procedures and emergencies, twenty-four (24) hours per day:

Business Hours Contacts (9:00 AM - 5:00 PM Central Time):

Satellite Issues:                   501-604-8005

Server Issues:                      501-604-8005

Studio Equipment Issues:            501-604-8005

Master Control Issues:              501-604-8005

All Other Issues or
Technical Conflict Resolution:      501-604-8005

24-Hour Emergency Telephone:        Trouble Line:    501-604-8005

           All notices involving an emergency response shall indicate
                      -Urgent, immediate response required-

                                    EXHIBIT G
                                  SERVICE FEES

Fees for the satellite distribution and program origination services include:

Statement of Charges- The Tube Music Network

1. Distribution Services OTC Quoted Price Discounted Price

Single Channel Distribution            [XXXX]*          [XXXX]*         [XXXX]*

2. Program Origination

Assembly of "Raw"                      [XXXX]*          [XXXX]*         [XXXX]*
Program Material

3. Internet                                             [XXXX]*         [XXXX]*

4. C-Band                                               [XXXX]*         [XXXX]*

Total                                  [XXXX]*          [XXXX]*         [XXXX]*

There will also be additional pass-through fees from Service Provider to Client, which will include, but not be limited to, all additional costs Service Provider must incur to provide the services set forth in this Agreement (ex. OSI traffic system cost of adding a network to the traffic system) and which shall be due within 30 days of being invoiced.

There will also be additional pass-through fees from Service Provider to Client, which will include, but not be limited to, all additional costs Service Provider must incur to provide the services set forth in this Agreement (ex. OSI traffic system cost of adding a network to the traffic system) and which shall be due within 30 days of being invoiced.

3. Security Deposit:    [XXXX]*

4. Service Interruption Credits.

----------
* File under an application for confidential treatment.

A "Service Interruption" shall mean the failure of SERVICE PROVIDER to deliver a signal containing CLIENT' channel for a period of 5 minutes or longer and which is not the result of CLIENT' failure to timely perform any of its obligations or provide materials and elements under this Agreement, including program or channel schedules, program tapes, commercials, or as a result of any other breach of this Agreement by CLIENT, or as the result of a "force majeure" event described in Paragraph 4.3 of the Agreement. SERVICE PROVIDER shall grant CLIENT an outage credit of the monthly service fees as appropriate, based upon the ratio of total number of outage minutes divided by 43,200 (total minutes in a 30-day month). Failure to provide other Services hereunder will be subject to a pro rata reduction in the applicable fees for those Services.

                                    EXHIBIT H

                              WIRING INSTRUCTIONS


              NAME:              SKYPORT SERVICES
                                 #1 Shackleford Drive Suite 400
                                 Little Rock, AR 72211
                                 (501) 221-0400

              BANK NAME:         BANK OF LITTLE ROCK
                                 P. O. Box 34090 Little Rock, AR 72203 (501)
                                 376-0800

              ACCOUNT #:         502 496 3

              ABA  #:            082001687

                                    EXHIBIT I

                                    INSURANCE

                                    EXHIBIT J

                                  COVERAGE MAP


                                       5